                                                                       Exhibit 1

                             Joint Filing Agreement

      The undersigned parties hereby agree that the Schedule 13D filed herewith (and any amendments thereto) relating to the Common Stock of Universal Access Global Holdings Inc. is being filed jointly on behalf of each of them with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Act of 1934, as amended.

Dated    April 15, 2003                       INTERNET CAPITAL GROUP, INC.


                                              By:  /s/ Henry N. Nassau
                                                   -----------------------------
                                                   Henry N. Nassau
                                                   Chief Operating Officer

Dated    April 15, 2003                       ICG HOLDINGS, INC.

                                              By:  /s/ Henry N. Nassau
                                                   -----------------------------
                                                   Henry N. Nassau
                                                   Vice President and Secretary


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